UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012

THE FRONTIER FUND

TIVERTON/GRAHAM/TRANSTREND SERIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51274	36-6815533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

(Address of Principal Executive Offices)

(303) 837-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

As of March 1, 2012, Transtrend BV was added as a major advisor to the Tiverton/Graham/Transtrend Series of The Frontier Fund (formerly, the Berkeley/Graham/Tiverton Series). The trading instructions included in the advisory agreement among Transtrend, B.V., Frontier Trading Company XXI, LLC, and Equinox Fund Management, LLC, dated February 23, 2011 (which is substantially similar to the Form of Advisory Agreement, included as Exhibit 10.3 to the Registration Statement on Form S-1 filed by The Frontier Fund on February 2, 2010 and incorporated herein by reference) has been revised in order to reflect this relationship.

Item 1.02 Termination of a Material Definitive Agreement.

As of February 29, 2012, Equinox Fund Management, LLC, the managing owner of The Frontier Fund, terminated The Frontier Fund’s advisory agreement with Berkeley Quantitative LP (“Berkeley”). Berkeley will no longer provide trading advisory services to The Frontier Fund or any trading company managed by the managing owner of The Frontier Fund.

Item 8.01. Other Events.

Effective as of March 1, 2012, the Berkeley/Graham/Tiverton Series of The Frontier Fund will become known as the Tiverton/Graham/Transtrend Series.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Frontier Fund (Registrant)

Date: March 6, 2012	By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, Managing Owner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tiverton/Graham/Transtrend Series, a Series of The Frontier Fund (Registrant)

Date: March 6, 2012	By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of Tiverton/Graham/Transtrend Series, a Series of The Frontier Fund